Exhibit 19


  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               6

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $14,711,263.15                    $0.00          $14,711,263.15
  Repurchased Loan Proceeds Related to Interest                           1,185.10                     0.00                1,185.10
                                                                          --------                     ----                --------
      Total                                                         $14,712,448.25                    $0.00          $14,712,448.25
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,576,057.31                     0.00            2,576,057.31
                                                                      ------------                     ----            ------------
      Total                                                          $2,576,057.31                    $0.00           $2,576,057.31
  Principal:
  Principal Collections                                             $85,544,897.49                    $0.00          $85,544,897.49
  Prepayments in Full                                                59,739,068.21                     0.00           59,739,068.21
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        134,212.68                     0.00              134,212.68
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $145,418,178.38                    $0.00         $145,418,178.38
  Liquidation Proceeds                                                                                                $1,698,481.40
  Recoveries from Prior Month Charge-Offs                                                                                 60,166.95
                                                                                                                          ---------
      Total Principal Collections                                                                                   $147,176,826.73
  Principal Losses for Collection Period                                                                              $2,759,699.61
  Total Regular Principal Reduction                                                                                 $148,177,877.99
  Total Collections                                                                                                 $164,465,332.29



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $164,465,332.29
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $164,465,332.29






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $3,316,470.90        $3,316,470.90                $0.00
   Amount per $1,000 of Original Balance               0.72                 0.72                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  3,655,527.28        3,655,527.28                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                      $10,330,727.28      $10,330,727.28                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:    $10,855,727.28      $10,855,727.28               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $150,293,134.11 Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount                  0.00
   Third Priority Distribution Amount          66,812,809.26
   Regular Principal Distribution Amount      104,258,798.47
                                              --------------
      Principal Distribution Amount          $171,071,607.73

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                        150,293,134.11
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $150,293,134.11

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $150,293,134.11

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution          $164,465,332.29
  Total Distribution (incl. Servicing Fee)  $164,465,332.29

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               6


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                97.03                    2.36                    99.39
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $33.40                   $2.30                   $35.69

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $32.74                   $2.37                   $35.11


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $3,652,231,407.62       0.8116070              $3,501,938,273.51        0.7782085

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                             1,424,231,407.62       0.9194522               1,273,938,273.51        0.8224263
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $3,742,231,407.62       0.8153010              $3,591,938,273.51        0.7825574


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.19%                                           5.18%
  Weighted Average Remaining Maturity (WAM)              47.74                                           46.88
  Remaining Number of Receivables                      228,934                                         224,388
  Portfolio Receivable Balance               $3,979,765,079.26                               $3,831,587,201.27



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $14,258,798.47
  Specified Credit Enhancement Amount                                                                        $38,315,872.01
  Yield Supplement Overcollateralization Amount                                                             $246,168,602.91
  Target Level of Overcollateralization                                                                     $260,427,401.38

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               6

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,698,481.40
  Recoveries from Prior Month Charge-Offs                                                                                $60,166.95
  Total Principal Losses for Collection Period                                                                        $2,759,699.61
  Charge-off Rate for Collection Period (annualized)                                                                          0.30%
  Cumulative Net Losses for all Periods                                                                               $3,416,466.57


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         1,265                $21,931,101.71
  61-90 Days Delinquent                                                                           133                 $2,268,269.25
  91-120 Days Delinquent                                                                           39                   $865,304.86
  Over 120 Days Delinquent                                                                         41                   $797,268.93

  Repossesion Inventory                                                                           132                 $2,468,813.73


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.1974%
  Preceding Collection Period                                                                                               0.2641%
  Current Collection Period                                                                                                 0.3076%
  Three Month Average                                                                                                       0.2563%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0725%
  Current Collection Period                                                                                                 0.0949%
  Three Month Average                                                                                                       0.0719%

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                      June, 2005
  Distribution Date                                                                                                       7/15/2005
  Transaction Month                                                                                                               6

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $6,989,511.44                         $0.00
  New Advances                                                                           2,540,997.48                          0.00
  Servicer Advance Recoveries                                                            2,435,077.41                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $7,095,431.51                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $35,059.83                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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